Exhibit 99.1



Baum & Company, P.A.
1515 University Drive, Suite 209
Coral Springs, FL 33071





Louis H. Elwell, III
Bio-Solutions International, Inc.
35 Power Lane
Hattiesburg, MS   39402


Dear Mr.  Elwell:


We are unable to complete our audit of the financial statements of Bio-Solutions International Inc., as of June 30, 2003 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, as we just recently received the information to allow us to perform the audit. Thank you for your consideration.





/s/ Baum & Company, P.A.
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Baum & Company, P.A.
September 29, 2003